Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, November 14, 2006

Company Press Release

AMCC RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF

FORM 10-Q

SUNNYVALE—November 14, 2006—Applied Micro Circuits Corporation (Nasdaq: AMCC) today announced that due to the delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, it has received an additional Staff Determination Letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). AMCC previously announced on June 30, 2006 and on August 15, 2006 that due to delays in the filing of its Annual Report on Form 10-K for the year ended March 31, 2006 and in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, it had received letters from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

Following the Company’s receipt of the initial Staff Determination Letter on June 30, 2006, AMCC requested and was granted a hearing before the Nasdaq Listing Qualification Panel to present in person its plan to regain compliance with Nasdaq’s filing requirements. In September 2006, the panel granted the Company a grace period until November 8, 2006 to become current in its filings. In October 2006, the Company requested that the panel extend the grace period to allow the Company and the Company’s registered public accounting firm, Ernst & Young LLP, additional time to pre-clear certain items with the SEC’s Office of the Chief Accountant relating to the investigation findings and restatement. The panel granted the Company’s request and extended the grace period until December 21, 2006.

AMCC Overview

AMCC is a global leader in network and embedded PowerPC processing, optical transport and storage solutions. Our products enable the development of converged IP-based networks offering high-speed secure data, high-definition video and high-quality voice for carrier, metropolitan, access and enterprise applications. AMCC provides networking equipment vendors with industry-leading network and communications processing, Ethernet, SONET and switch fabric solutions. AMCC is also the leading vendor of high-port count SATA RAID controllers enabling low-cost, high-performance, high-capacity storage. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of AMCC’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of AMCC’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in AMCC’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

AMCC is a registered trademark of Applied Micro Circuits Corporation. The PowerPC name and logo are registered trademarks of IBM Corporation and used under license therefrom. All other trademarks are the property of their respective owners.